Exhibit 10.29

EVO PAYMENTS, INC.

2018 OMNIBUS INCENTIVE STOCK PLAN

Incentive Stock Option Agreement

This Incentive Stock Option Agreement (this “Agreement”) is made and entered into by and between EVO Payments, Inc., a Delaware corporation (the “Company”) and [NAME] (the “Participant”).

Grant Date:

Exercise Price Per Share:

Total Shares Subject to Option:

Expiration Date:[1]

1.     Grant of Option.

1.1    Grant; Type of Option. Pursuant to Section 6.1 of the EVO Payments, Inc. 2018 Omnibus Incentive Stock Plan (the “Plan”), the Company hereby grants to the Participant an option (the “Option”) to purchase the total number of Shares of the Company set forth above, at the Exercise Price set forth above. The Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, although the Company makes no representation or guarantee that the Option will qualify as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

1.2    Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company or its affiliates and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.     Exercise Period; Vesting.

2.1    Vesting Schedule. Except as otherwise provided in this Agreement, provided that the Participant has not incurred a Termination of Service as of the applicable vesting date, the Options will vest and become exercisable in accordance with the following schedule:

Vesting Date	Number of Options
[VESTING DATE]	[NUMBER OR PERCENTAGE OF OPTIONS THAT VEST AND BECOME EXERCISABLE ON THE VESTING DATE]
[VESTING DATE]	[NUMBER OR PERCENTAGE OF OPTIONS THAT VEST AND BECOME EXERCISABLE ON THE VESTING DATE]
[VESTING DATE]	[NUMBER OR PERCENTAGE OF OPTIONS THAT VEST AND BECOME EXERCISABLE ON THE VESTING DATE]

1 Typically the 10th anniversary of Grant Date unless an earlier expiration date is desired.

2.2    Forfeiture. The Participant’s unvested Options shall be automatically forfeited and neither the Company nor any affiliate shall have any further obligations to the Participant under this Agreement.

2.3    Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.     Termination of Service. The Participant’s Option shall be forfeited upon his or her Termination of Service, except as set forth below:

3.1    Termination of Service for Reasons Other Than Cause, Death, or Disability. Upon a Participant’s Termination of Service for any reason other than death, Disability (as defined below), or for Cause, any Option held by such Participant that was vested and exercisable immediately before such Termination of Service may be exercised at any time until the earlier of (a) the ninetieth (90th) day following such Termination of Service and (b) the Expiration Date.

3.2    Termination of Service for Cause. Upon a Participant’s Termination of Service for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.3    Termination of Service Due to Disability. Upon a Participant’s Termination of Service by reason of Disability, any Option held by such Participant that was vested and exercisable immediately before such Termination of Service may be exercised at any time until the earlier of (a) the first anniversary of such Termination of Service and (b) the Expiration Date.

3.4    Termination of Service Due to Death. Upon the Participant’s Termination of Service by reason of death, any Option held by such Participant that was vested and exercisable immediately before such Termination of Service may be exercised at any time until the earlier of (a) the first anniversary of the date of such death and (b) the Expiration Date.

3.5    Death after Termination of Service. Notwithstanding the above provisions of this Section 3, if a Participant dies after such Participant’s Termination of Service, but while his or her Option remains exercisable as set forth above, such Option may be exercised at any time until the earlier of (a) the first anniversary of the date of such death and (b) the Expiration Date.

4.     Manner of Exercise.

4.1    Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a written notice of intent to exercise in the form specified or accepted by the Committee (or by complying with any alternative exercise procedures that may be authorized by the Committee), setting forth the number of Shares with respect to which the Option is to be exercised. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

4.2    Payment of Exercise Price. The entire Exercise Price of the Option shall be payable to the Company in full at the time of exercise, in cash, certified or bank check or such other instrument as the Committee may accept. If approved by the Committee, and subject to any terms, conditions, and limitations as the Committee may prescribe and to the extent permitted by law, payment of the Exercise Price, in full or in part, may also be made in one or more of the manners permitted by Section 6.6 of the Plan.

4.3    Withholding. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted or payment due under the Plan the amount of all federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for federal, state, local and non-United States tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local, or non-United States taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount, in accordance with Section 17.1 and 17.2 of the Plan.

4.4    Issuance of Shares. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 4 and satisfaction of tax obligations, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option.

5.    No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, consultant, advisor or Nonemployee Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s employment or service at any time, with or without Cause. No Participant or other person shall become the Beneficial Owner of any Shares subject to an Option until a book entry has been created for the Participant with respect to such Shares following exercise of his or her Option in accordance with the provisions of the Plan and this Agreement.

6.    Transferability. Unless otherwise designated by the Committee or as provided in the Plan, the Option shall not be transferred, assigned, pledged or hypothecated in any way. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of a nontransferable Option or any right or privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

7.    Change in Control. The terms of the Plan will govern the Option in the event of a Change in Control.2

8.    Adjustments. The Shares subject to the Option may be adjusted in any manner as contemplated by Section 4.4 of the Plan.

9.    Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10. Qualification as an Incentive Stock Option. It is understood that this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law. Accordingly, the Participant understands that in order to obtain the benefits of an Incentive Stock Option, no sale or other disposition may be made of shares for which Incentive Stock Option treatment is desired within one (1) year following the date of exercise of the Option or within two (2) years from the Grant Date. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an “incentive stock option” within the meaning of the Code.

11. Disqualifying Disposition. If the Participant disposes of the Shares prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

12. Compliance with Law. The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The

2 NTD: If applicable, revise change in control vesting provision to conform to participant’s employment agreement.

Participant understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Committee, care of the Company, at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Committee) from time to time.

14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

16. Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or service with the Company.

20. Amendment. The Committee has the right to amend this Agreement, prospectively or retroactively; provided, that, no such amendment shall materially impair the previously accrued rights of the Participant under this Agreement without the Participant’s consent, subject to the provisions of Section 16.1 of the Plan.

21. Section 409A; No Deferral of Compensation. This Agreement is not intended to provide for the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code (the “Code”). The Company reserves the right to unilaterally amend or modify the Plan or this Agreement, to the extent the Company considers it necessary or advisable, in its sole discretion, to comply with, or to ensure that the Option granted hereunder are not subject to, Section 409A of the Code.

22. No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

24. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EVO PAYMENTS, INC.

By

Name:

Title:

[PARTICIPANT NAME]

By

Name: